SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement    [ ]    Confidential, For Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                                ENZO BIOCHEM, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)   Title of each class of securities to which transaction applies:

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        (2)   Aggregate number of securities to which transaction applies:

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        (3)   Per unit price or other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

        (4)   Proposed maximum aggregate value of transaction:

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        (5)   Total fee paid:

--------------------------------------------------------------------------------

        [ ]   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount previously paid:

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        (2)   Form, Schedule or Registration Statement No.:

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        (3)   Filing Party:

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        (4)   Date Filed:

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


                               ENZO BIOCHEM, INC.
                             60 EXECUTIVE BOULEVARD
                           FARMINGDALE, NEW YORK 11735
                                 (631) 755-5500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 2006

To the Shareholders of Enzo Biochem, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Enzo Biochem, Inc., a New York corporation (the "Company"), will be held at The Hilton Long Island/Huntington, 598 Broadhollow Road, Melville, New York, on January 19, 2006, at 9:30 a.m., local time (the "Annual Meeting"), for the following purposes:

1. To elect Elazar Rabbani, Ph.D., John B. Sias and Marcus A. Conant, M.D. as Class III Directors for a term of three (3) years or until their respective successors are elected and qualified;

2. To ratify and approve the amendment and restatement of the Company's 2005 Equity Compensation Incentive Plan among other things to (a) permit restricted stock unit awards to be made under the plan, (b) add specific performance criteria that may be used to establish performance objectives for awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) eliminate automatic annual option grants to the Company's non-employee directors;

3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending July 31, 2006; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on November 23, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

         All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present valid picture identification, such as a driver's license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Annual Meeting.

         Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Shareholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735, Attention: Shahram K. Rabbani, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                   By Order of the Board of Directors,


                                   Shahram K. Rabbani, SECRETARY

Farmingdale, New York
November 28, 2005

                               ENZO BIOCHEM, INC.
                             60 EXECUTIVE BOULEVARD
                           FARMINGDALE, NEW YORK 11735
                                 (631) 755-5500

                                   -----------


                                 PROXY STATEMENT


                                   -----------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 2006

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Enzo Biochem, Inc., a New York corporation (the
"Company"), of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at The Hilton Long Island/Huntington, 598 Broadview Road, Melville, New York, on January 19, 2006, at 9:30 a.m., local time (the "Annual Meeting"), and for any adjournment or adjournments thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The persons named in the enclosed form of proxy will vote the shares for which they are appointed in accordance with the directions of the shareholders appointing them. In the absence of such directions, such shares will be voted FOR Proposals 1, 2 and 3 listed in the preceding Notice of Annual Meeting of Shareholders and, in their best judgment, will be voted on any other matters as may come before the Annual Meeting. Any shareholder giving a proxy has the power to revoke the same at any time before it is voted by timely filing written notice of such revocation with the Secretary of the Company, by timely submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735, Attn.: Shahram K. Rabbani, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

         The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to shareholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others, to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

         The principal executive offices of the Company are located at 60 Executive Boulevard, Farmingdale, New York 11735. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's shareholders is November 28, 2005.

VOTING SECURITIES

         Only holders of record of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on November 23, 2005 are entitled to vote at the Annual Meeting (the "Record Date"). On the Record Date there were issued and outstanding 32,293,757 shares of Common Stock. Each outstanding share of Common Stock is entitled to one (1) vote upon all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting.

         The election of a nominee for director requires a plurality of votes (i.e., an excess of votes over those cast for an opposing candidate) in the event that more than one candidate is running for a vacancy. Shareholders may either vote "for" or "withhold" their vote for the director nominees. A properly executed proxy marked "withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors, although it will be counted for purposes of determining whether there is a quorum. The ratification and approval of Proposal 2 and the ratification of Proposal 3 will require the affirmative vote of the majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of the vote with respect to any matter. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspector of election.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

         Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of the proxy statement may have been sent to multiple shareholders in a shareholder's household. The Company will promptly deliver a separate copy of the proxy statement to any shareholder who contacts the Company's investor relations department at (631) 755-5500 or at the Company's principal executive offices at 60 Executive Boulevard, Farmingdale, New York 11735 requesting such copies. If a shareholder is receiving multiple copies of the proxy statement at the shareholder's household and would like to receive a single copy of the proxy statement for a shareholder's household in the future, shareholders should contact their broker, other nominee record holder, or the Company's investor relations department to request mailing of a single copy of the proxy statement.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock of the Company, the executive officers named under "Compensation of Directors and Executive Officers," all directors, and all directors and executive officers of the Company as a group based upon the number of outstanding shares of Common Stock as of the close of business on the Record Date. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.


NAME AND ADDRESS OF                          AMOUNT AND NATURE OF              PERCENT
BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP (1)          OF CLASS (2)
----------------                           ------------------------          ------------
Elazar Rabbani, Ph.D.                      2,194,123   (3)                      6.697%
Shahram K. Rabbani                         2,121,587   (4)                      6.476%
Barry W. Weiner                            1,377,147   (5)                      4.203%
Dean Engelhardt, Ph.D.                       240,783   (6)                        *
Norman E. Kelker, Ph.D.                      167,518   (7)                        *
John J. Delucca                               80,324   (8)                        *
Irwin C. Gerson                               54,690   (9)                        *
Melvin F. Lazar, CPA                          65,394  (10)                        *
John B. Sias                                 184,430  (11)                        *
Marcus Conant, M.D.                           18,583  (12)                        *
J. Morton Davis                            2,843,676  (13)                      8.8%
Citigroup Global Markets Inc., Smith       4,428,213  (14)                      13.7%
Barney Fund Management LLC
All directors and executive officers as    6,880,826  (16)                     20.071%
a group (13 persons) (15)

* Less than 1%.

(1) Except as otherwise noted, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons' address is c/o Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735.

(2) Based upon 32,293,757 shares of Common Stock of the Company outstanding as of the close of business on the Record Date.

(3) Includes (i) 468,217 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof,
         (ii) 3,469 shares of Common Stock held in the name of Dr. Rabbani as custodian for certain of his children and (iii) 2,168 shares of Common Stock held in the name of Dr. Rabbani's wife as custodian for certain of their children. Does not include 55,125 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof. Includes 3,522 shares of Common Stock held in the Company's 401(k) plan.

(4) Includes (i) 468,217 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof,
         (ii) 614 shares of Common Stock held in the name of Mr. Rabbani's son and (iii) 1,671 shares of Common Stock that Mr. Rabbani holds as custodian for certain of his nephews. Does not include 55,125 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof. Includes 3,522 shares of Common Stock held in the Company's 401(k) plan.

(5) Includes (i) 468,217 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof and (ii) 3,642 shares of Common Stock which Mr. Weiner holds as custodian for certain of his children. Does not include 55,125 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof. Includes 3,529 shares of Common Stock held in the Company's 401(k) plan.

(6) Includes 64,117 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 8,269 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof. Includes 4,765 shares of Common Stock held in the Company's 401(k) plan.

(7) Includes 52,852 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 5,513 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof. Includes 3,438 shares of Common Stock held in the Company's 401(k) plan.

(8) Includes 80,324 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof.

(9) Includes 54,690 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof.

(10) Includes 28,644 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Includes 7,875 shares of Common Stock owned by Mr. Lazar's wife and 3,150 shares of Common Stock held in the name of a defined benefit plan for which Mr. Lazar is the sole trustee and beneficiary.

(11) Includes 99,947 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof.

(12) Includes 18,583 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 7,875 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(13) Mr. Davis' address is D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005. Includes (i) 30,525 owned directly by Mr. Davis, (ii) 1,416,052 shares of Common Stock owned by D.H. Blair Investment Banking Corp. of which Mr. Davis is the sole shareholder,
         (iii)  720,870  shares owned by Rosalind  Davidowitz,  Mr. Davis' wife,
         (iv) 663,446 shares of Common Stock owned by Engex, Inc., a close-end registered investment company of which Mr. Davis is the Chairman of the Board of Directors, and (v) 12,733 shares owned by an investment advisor whose principal is Mr. Davis. This information is based solely on Amendment No. 4 to a Schedule 13G filed on February 9, 2005.

(14) The address of Smith Barney is 333 West 34th Street, New York, NY 10036, and the address of Citigroup Inc. is 399 Park Avenue, New York, New York 10001, the address of Citigroup Global Holdings, Inc. is 388 Greenwich Street, New York, New York 10001. This information is based solely on Amendment No. 4 to Schedule 13G filed on February 14, 2005.

(15) The total number of directors and executive officers includes three (3) executive officers who were not named under "Compensation of Directors and Executive Officers."

(16) Includes 1,989,471 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 203,571 shares of Common Stock issuable upon the exercise of options held by such individuals which are not exercisable within 60 days from the date hereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company has three (3) staggered classes of Directors, each of which serves for a term of three (3) years. At the Annual Meeting, the Company's Class III Directors will be elected to hold office for a term of three (3) years or until their respective successors are elected and qualified. Unless otherwise instructed, the accompanying form of proxy will be voted for the election of the below-listed nominees all of whom currently serve as Class III Directors, to continue such service as Class III Directors. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that the nominees should become unable or unwilling to serve as directors, the form of proxy will be voted for the election of such persons as shall be designated by the Class I and Class II Directors.

                   CLASS III DIRECTOR NOMINEES TO SERVE UNTIL
                      THE 2009 ANNUAL MEETING, IF ELECTED:

                      CLASS III: NEW TERM TO EXPIRE IN 2009

NAME                              AGE               YEAR FIRST BECAME A DIRECTOR
----                              ---               ----------------------------
Elazar Rabbani, Ph.D.              61                           1976
John B. Sias                       78                           1982
Marcus A. Conant, M.D.             70                           2004

         THE BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  A VOTE  "FOR" THE
ELECTION OF THE ABOVE-NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                     DIRECTORS WHO ARE CONTINUING IN OFFICE:

                         CLASS I: TERM TO EXPIRE IN 2007

NAME                              AGE               YEAR FIRST BECAME A DIRECTOR
----                              ---               ----------------------------
Shahram Rabbani                    53                           1976
Irwin C. Gerson                    75                           2001

                        CLASS II: TERM TO EXPIRE IN 2008

NAME                              AGE               YEAR FIRST BECAME A DIRECTOR
----                              ---               ----------------------------
Barry W. Weiner                   55                            1977
John J. Delucca                   62                            1982
Melvin F. Lazar, CPA              66                            2002

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                                        YEAR BECAME A
                                                         DIRECTOR OR
NAME                                    AGE            EXECUTIVE OFFICER     POSITION
----                                    ---            -----------------     --------
Elazar Rabbani, Ph.D.                   61                    1976           Chairman of the Board of Directors
                                                                             and Chief Executive Officer
Shahram K. Rabbani                      53                    1976           Chief Operating Officer, Treasurer,
                                                                             Secretary and Director
Barry W. Weiner                         55                    1977           President, Chief Financial Officer
                                                                             and Director
Dean Engelhardt, Ph.D.                  65                    1981           Executive Vice President
Norman E. Kelker, Ph.D                  66                    1981           Senior Vice President
Herbert B. Bass                         57                    1995           Vice President of Finance
Barbara E. Thalenfeld, Ph.D.            65                    1995           Vice President, Corporate Development
David C. Goldberg                       48                    1995           Vice President, Business Development
John J. Delucca                         62                    1982           Director
John B. Sias                            78                    1982           Director
Irwin C. Gerson                         75                    2001           Director
Melvin F. Lazar, CPA                    66                    2002           Director
Marcus A. Conant, M.D.                  70                    2004           Director

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         DR. ELAZAR RABBANI is one of Enzo Biochem's founders and has served as the Company's Chairman of the Board of Directors and Chief Executive Officer since its inception in 1976. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the company's pioneering patents covering a wide range of technologies and products. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

         SHAHRAM K. RABBANI is the Chief Operating Officer, Treasurer, Secretary and Director, is a founder and has been with the Company since its inception. He is also President of Enzo Clinical Labs. Mr. Rabbani serves on the New York State Clinical Laboratory Association, a professional board. Mr. Rabbani is a trustee of Adelphi University and serves as Chairman of its Audit Committee. He received a Bachelor of Arts Degree in Chemistry from Adelphi University, located in Long Island, New York.

         BARRY W. WEINER President, Chief Financial Officer and Director, is a founder of the Company. He has served as the Company's President since 1996, and previously held the position of Executive Vice President. Before his employment with Enzo, he worked in several managerial and marketing positions at the Colgate Palmolive Company. Mr. Weiner is a Director of the New York Biotechnology Association. He received his Bachelor of Arts degree in Economics from New York University and a Master of Business Administration in Finance from Boston University.

         DR. DEAN ENGELHARDT has been the Company's Executive Vice President, since July 2000. Since joining the Company in 1981, Dr. Engelhardt has held several other executive and scientific positions within Enzo Biochem. In addition, Dr. Engelhardt has authored many papers in the area of nucleic acid synthesis and protein production and has been a featured presenter at numerous scientific conferences and meetings. He holds a Ph.D. degree in Molecular Genetics from Rockefeller University.

         DR. NORMAN E. KELKER is the Senior Vice President and has held this position since 1989. Before this, he was the Company's Vice President for Scientific Affairs. Dr. Kelker has authored numerous scientific papers and presentations in the biotechnology field. He is a member of American Society of Microbiology and the American Association of the Advancement of Science. Dr. Kelker received his Ph.D. in Microbiology and Public Health from Michigan State University.

         HERBERT B. BASS is the  Company's  Vice  President  of Finance  for the
Company and is also Senior Vice President of Enzo Clinical Labs. Before his promotion in 1989 to Vice President of Finance, Mr. Bass served as the Corporate Controller of the Company. Mr. Bass has been with the Company since 1986. From 1977 to 1986, Mr. Bass held various positions at Danziger and Friedman, Certified Public Accountants, the most recent of which was audit manager. For the preceding seven years, he held various positions at Berenson & Berenson, Certified Public Accountants. Mr. Bass received a Bachelor of Business Administration degree in Accounting from Bernard M. Baruch College, in New York City.

         DR. BARBARA E. THALENFELD is the Vice President of Corporate Development for Enzo Biochem and Vice President of Clinical Affairs for Enzo Therapeutics and has been employed with the Company since 1982. Dr. Thalenfeld has authored numerous scientific papers in the areas of molecular biology and genetics, and is a member of the American Society of Gene Therapy, the Drug Development Association and the Association of Clinical Research Professionals. Dr. Thalenfeld received her Ph.D. at the Institute of Microbiology at Hebrew University in Jerusalem and a Master of Science degree in Biochemistry from Yale University, and completed a Post Doctoral Fellowship in the Department of Biological Sciences at Columbia University.

         DAVID C. GOLDBERG is the Vice President of Business Development for Enzo Biochem and Senior Vice President of Enzo Clinical Labs, has been employed with the company since 1985. He has held several managerial positions within Enzo Biochem. Mr. Goldberg also held management and marketing positions with DuPont-NEN and Gallard Schlesinger Industries before joining the Company. He received a Master of Science degree in Microbiology from Rutgers University and a Master of Business Administration in Finance from New York University.

         JOHN B. SIAS has been a Director of the Company since January 1982. Mr. Sias was President and Chief Executive Officer of Chronicle Publishing Company from April 1993 to September 2000. From January 1986 until April 1993, Mr. Sias was President of ABC Network Division, Capital Cities/ABC, Inc. From 1977 until January 1986, he was the Executive Vice President, President of the Publishing Division (which includes Fairchild Publications) of Capital Cities Communications, Inc.

         JOHN J. DELUCCA has been a Director of the Company since 1982. From 2003 to 2004, Mr. Delucca was Executive Vice President and Chief Financial Officer of REL Consulting Group. Mr. Delucca had been the Chief Financial Officer & Executive Vice President, Finance & Administration of Coty, Inc., from 1999 to 2002. From 1993 until 1999, he was Senior Vice President and Treasurer of RJR Nabisco, Inc. From 1992 until 1993, he was managing director and Chief Financial Officer of Hascoe Associates, Inc. From 1990 to 1992, he was President of The Lexington Group. From 1989 until 1990, he was Senior Vice President-Finance of the Trump Group. From 1986 until 1989, he was senior Vice President-Finance at International Controls Corp. From 1985 until 1986, he was a Vice President and Treasurer of Textron, Inc. Before that, he was a Vice President and Treasurer of the Avco Corporation, which was acquired by Textron.

         IRWIN C. GERSON has been a Director of the Company since May 8, 2001. From 1995 until December 1998, Mr. Gerson served as Chairman of Lowe McAdams Healthcare and prior thereto had been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical marketing and communications to healthcare professionals. In February 2000, he was inducted into the Medical Advertising Hall of Fame. Mr. Gerson has a Bachelor of Science in Pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. He is a director of Andrx Corporation, a NASDAQ listed company which specializes in proprietary drug delivery technologies. From 1990 to 1999, he was Chairman of the Council of Overseers of the Arnold and Marie Schwartz College of Pharmacy and has served as a trustee of The Albany College of Pharmacy and Long Island University.

         MELVIN F. LAZAR, CPA has been a Director of the Company since August 2002 and was appointed Lead Independent Director on October 31, 2005. Mr. Lazar was a founding partner of the public accounting firm of Lazar, Levine & Felix
(LLP) from 1969 until October 2002. Mr. Lazar and his firm served the business and legal communities for over 30 years. He is an expert on the topic of business valuations and merger and acquisition activities. Mr. Lazar is a board member and chairman of the audit committee of Arbor Realty Trust, Inc. (ABR:NYSE). Arbor is a real estate investment trust (REIT) formed to invest in real estate related bridge and mezzanine loans, preferred equity investments and other real estate related assets. Mr. Lazar is a board member and serves as the Chairman of the Audit Committee of privately owned Active Media Services, Inc., the largest corporate barter company in the nation. Mr. Lazar holds a Bachelor of Business Administration degree from The City College of New York (Baruch College).

         MARCUS A. CONANT, M.D. has been a Director of the Company since July 1, 2004. Dr. Conant, received his B.S. and M.D. degrees from Duke University. He was an exchange student at Hammersmith Hospital in London, England and held an Elective Fellowship in Biochemistry at the London Hospital. Dr. Conant has been the recipient of numerous awards, and has served as a member of or consultant to a broad array of scientific societies and associations, community organizations and government committees and has authored or co-authored more than 70 published papers. Dr. Conant is a Clinical Professor at the University of California San Francisco (UCSF) and has been on the faculty of UCSF since 1967. He currently serves as Chairman of the Board of the Conant Foundation, an HIV/AIDS education and research foundation based in San Francisco. Dr. Conant served as principal investigator for Enzo's Phase I clinical trial of its gene medicine for HIV-1 infection.

         Dr. Elazar Rabbani and Shahram K. Rabbani are brothers and Barry W. Weiner is their brother-in-law.

         John J.  Delucca,  John B. Sais,  Irwin C. Gerson,  Melvin F. Lazar and
Marcus  A.  Conant  qualify  as  "independent   directors"  under  the  criteria
established by the New York Stock Exchange.

                              CORPORATE GOVERNANCE

         Our Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, during the past year, as in prior years, the Board of Directors and management have periodically reviewed and updated, as appropriate, the Company's corporate governance policies and practices. During the past year, the Board has also continued to evaluate and, when appropriate, update the Company's corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission and the New York Stock Exchange ("NYSE").

CORPORATE GOVERNANCE POLICIES AND PRACTICES

         The Company has instituted a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

         CORPORATE GOVERNANCE GUIDELINES - The Board of Directors adopted Corporate Governance Guidelines, which collect in one document many of the corporate governance practices and procedures that had evolved over the years. These guidelines address the duties of the Board of Directors, director qualifications and selection process, Board operations, Board committee matters and continuing education. The guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews these guidelines on an annual basis. The guidelines are available on the Company's website at www.enzo.com.

         CORPORATE CODE OF ETHICS - The Company has a Code of Ethics that applies to all of the Company's employees, officers and members of the Board. The Code of Ethics is available on the Company's website at www.enzo.com.

         BOARD COMMITTEE CHARTERS - Each of the Company's Audit, Compensation and Nominating/Governance Committees has a written charter adopted by the Company's Board of Directors that establishes practices and procedures for such committee in accordance with applicable corporate governance rules and regulations. The charters are available on the Company's website at WWW.ENZO.COM.

         LEAD INDEPENDENT DIRECTOR CHARTER - On October 31, 2005, the Board of Directors voted to create the position of Lead Independent Director of the Board of Directors, to elect Melvin F. Lazar to serve as Lead Independent Director, effective immediately, and to adopt a Lead
         Independent Director Charter. See below for a description of the responsibilities of the Lead Independent Director. The Lead Independent Director Charter is available on the Company's website at www.enzo.com.

         DIRECTOR INDEPENDENCE

                  REQUIREMENTS - The Board of Directors believes that a substantial majority of its members should be independent, non-employee directors. The Board adopted the following "Director Independence Standards," which are consistent with criteria established by the New York Stock Exchange, to assist the Board in making these independence determinations.

                  No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if, within the preceding three years:


                           o        The director was an employee of the Company.

                           o An immediate family member of the director was an executive officer of the Company.

                           o A director was affiliated with or employed by a present or former internal or external auditor of the Company.

                           o An immediate family member of a director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company.

                           o A director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service).

                           o The director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company's executives served on that company's compensation committee of the board of directors.

                           o The director was an executive officer or employee, or an immediate family member of the director was an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues.

                           o The director, or an immediate family member of the director, was an executive officer of another company that was indebted to the company, or to which the Company was indebted, where the total amount of either company's indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an executive officer.

                           o The director, or an immediate family member of the director, was an officer, director or trustee of a charitable organization where the Company's annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or five percent (5%) of that organization's consolidated gross revenues.


                  The Board has reviewed all material transactions and relationships between each director, or any member of his or her immediate family, and the Company, its senior management and its independent auditors. Based on this review and in accordance with its independence standards outlined above, the Board of Directors has affirmatively determined that all of the non-employee directors are independent.

         BOARD NOMINATION POLICIES AND PROCEDURE

                  - NOMINATION PROCEDURE - The Nominating/Governance Committee is responsible for identifying, evaluating, and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the CEO, shareholders, and other sources. In addition to the above criteria, the Nominating/Governance Committee also considers the appropriate balance of experience, skills, and characteristics desirable among the members of the board. The independent members of the Board review the Nominating/Governance Committee candidates and nominate candidates for election by the Company shareholders.

                  Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member's service as a director.

                  The Nominating/Governance Committee also reviews whether a potential candidate will meet the Company's independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules.

                  Director candidates recommended to the Committee are subject to full Board approval and subsequent election by the shareholders. The Board of Directors is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other reasons between the Shareholders' annual meetings. The Nominating/Governance Committee may retain a recruitment firm, from time to time, to assist in identifying and evaluating director candidates. When a firm is used, the Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Suggestions for director candidates are also received from board members and management and may be solicited from professional associations as well.

         BOARD COMMITTEES

                  - All members of each of the Company's three standing committees - the Audit, Compensation, and Nominating/ Governance - are required to be independent in accordance with NYSE criteria. See below for a description of the responsibilities of the Board's standing committees.

         EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

                  - The Board and the Audit, Compensation and Nominating/Governance Committees periodically hold meetings of only the independent directors or Committee members without management present. The presiding director of the Executive Sessions is rotated among the independent, non-management directors.

         LEAD INDEPENDENT DIRECTOR

                  - The duties of the Lead Independent Director, as set forth in the Lead Independent Director Charter, among other things, are to develop the agendas for and serve as chairman of the executive sessions of the independent directors of the Company; serve as principal liaison between the independent directors of the Company and the Chairman of the Board and between the independent directors and senior management;
                  provide the Chairman of the Board with input as to the preparation of the agendas for Board meetings; advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions without management present; if the Chairman of the Board is unable to attend a Board of Directors meeting, act as chairman of such Board of Directors meeting; and perform such other duties as the Board of Directors shall from time to time delegate. On October 31, 2005, the Board of Directors elected Melvin F. Lazar to serve as the Lead Independent Director, effective immediately.

         BOARD ACCESS TO INDEPENDENT ADVISORS

                  - The Board as a whole, and each of the Board committees separately, have authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

         SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

                  - DIRECT COMMUNICATIONS - Any shareholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board or the director, c/o Shahram K. Rabbani, Office of the Secretary, Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, NY 11735. The Office of the Secretary will forward all such communications to the director(s). Shareholders may also submit an email by filling out the email form on the Company's website at www.enzo.com.

                  - ANNUAL MEETING - The Company encourages its directors to attend the annual meeting of shareholders each year. Dr. Elazar Rabbani and Messrs. Melvin F. Lazar, Shahram K. Rabbani and Barry W. Weiner and Marcus A. Conant attended the Annual Meeting of Shareholders held in January 2005.

         MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended July 31, 2005, there were 5 formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. Currently, the Board of Directors has a Nominating/Governance Committee, an Audit Committee and a Compensation Committee. The Nominating/Governance Committee had one formal meeting, the Audit Committee had seven formal meetings and the Compensation Committee had three formal meetings.

         The Audit Committee was established by and among the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, The Audit

Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and review and discuss the audited financial statements with the auditors. The current members of the Audit Committee are Messrs. Delucca, Gerson, Lazar and Sias, and Mr. Delucca is the Chairman. The Board of Directors has determined that each of the Audit Committee members are independent, as defined in the NYSE's listing standards and as defined in Item 7(d)(3)(iv) of
Schedule 14A under the Securities and Exchange Act of 1934. The Board of Directors has further determined that Messrs. Delucca and Lazar are each "audit committee financial experts" as such term is defined under Item 401(h)(2) of Regulation S-K.

         The Compensation Committee has the power and authority to (i) establish a general compensation policy for the officers and employees of the Corporation, including to establish and at least annually review officers' salaries and levels of officers' participation in the benefit plans of the Corporation, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees, (iv) grant stock options and (v) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Corporation as shall be delegated by the Board of Directors to the Compensation Committee. The current members of the Compensation Committee are Messrs. Gerson, Delucca and Lazar and Mr. Gerson is the Chairman.

         The Nominating/Governance Committee has the power to recommend to the Board of Directors prior to each annual meeting of the shareholders of the
Corporation: (i) the appropriate size and composition of the Board of Directors; and (ii) nominees: (1) for election to the Board of Directors for whom the Corporation should solicit proxies; (2) to serve as proxies in connection with the annual shareholders' meeting; and (3) for election to all committees of the Board of Directors other than the Nominating/Governance Committee. The Nominating/Governance Committee will consider nominations from the shareholders, provided that they are made in accordance with the Company's By-laws. The current members of the Nominating/Governance Committee are Messrs. Gerson, Delucca, Lazar and Sias and Mr. Lazar is the Chairman.

AUDIT COMMITTEE REPORT

         In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended July 31, 2005:

                  (1)      The  Audit  Committee   reviewed  and  discussed  the
                  audited financial statements with management;

                  (2) The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, as may be modified or supplemented;

                  (3) The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence;

                  (4) The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four formal meetings during the fiscal year ended July 31, 2004 and

                  (5) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the 2005 Annual Report on Form 10-K.

                                Submitted by the members of the Audit Committee


                                                  JOHN J. DELUCCA
                                                  IRWIN C. GERSON
                                                  MELVIN F. LAZAR, CPA
                                                  JOHN B. SIAS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the Reporting Persons have complied with all applicable filing requirements.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

         Enzo Clinical Labs, Inc. ("Enzolabs"), a subsidiary of the Company, leases a facility located in Farmingdale, New York from Pari Management Corporation ("Pari"). Pari is owned equally by Elazar Rabbani, Ph.D., Shahram Rabbani and Barry Weiner and his wife, the officers and directors of Pari. The lease originally commenced on December 20, 1989, but was amended and extended in March 2005 and now terminates on March 31, 2017. During fiscal 2005, Enzolabs paid approximately $1,375,283 (including $153,625 in real estate taxes) to Pari with respect to such facility and future payments are subject to cost of living adjustments. The Company, which has guaranteed Enzolabs' obligations to Pari under the lease, believes that the existing lease terms are as favorable to the Company as would be available from an unaffiliated party.

CODE OF ETHICS

         The Company has adopted a Code of Ethics (as such term is defined in Item 406 of Regulation S-K), which code has been filed as Exhibit 14 to the Company's annual report on Form 10-K for the fiscal year ended July 31, 2003. The Code of Ethics applies to the Company's Executive Officer, Chief Financial Officer and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics has been designed to deter wrongdoing and to promote:

(1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2) Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

(3)      Compliance with applicable governmental laws, rules and regulations;

(4) The prompt internal reporting or violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

(5)      Accountability for adherence to the Code of Ethics.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following summary compensation table sets forth the aggregate compensation paid by the Company to its chief executive officer and to the Company's four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended July 31, 2005 (each, a "Named Executive Officer") for services during the fiscal years ended July 31, 2005, 2004 and 2003:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                                                                  AWARDS
                                                                                                  ------

               NAME AND                                        ANNUAL COMPENSATION
          PRINCIPAL POSITION                                   -------------------                SECURITIES
          ------------------                                                                      UNDERLYING
                                              YEAR          SALARY ($)        BONUS ($)         OPTIONS/SARS (#)
                                              ----          ----------        ---------         ----------------
Elazar Rabbani, Ph.D.,                        2005           $442,200         $283,250               50,000
   CHAIRMAN OF THE BOARD OF                   2004           $430,942         $275,000               78,750
   DIRECTORS AND CEO                          2003           $402,963         $275,000              105,000

Shahram K. Rabbani,                           2005           $405,423         $267,800               50,000
   CHIEF OPERATING OFFICER,                   2004           $395,046         $260,000               78,750
   TREASURER, SECRETARY AND                   2003           $367,825         $260,000              105,000
   DIRECTOR

Barry W. Weiner,                              2005           $405,423         $267,800               50,000
   PRESIDENT, CHIEF FINANCIAL                 2004           $395,046         $260,000               78,750
   OFFICER AND DIRECTOR                       2003           $367,825         $260,000              105,000

Dean Engelhardt, Ph.D.,                       2005           $231,624          $55,000               10,000
   EXECUTIVE VICE PRESIDENT                   2004           $225,737          $55,000               15,750
                                              2003           $221,622          $55,000               15,750

Norman E. Kelker, Ph.D.,                      2005           $200,104          $45,000               10,000
   SENIOR VICE PRESIDENT                      2004           $202,476          $45,000               15,750
                                              2003           $183,268          $45,000               10,500


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS

                                                      PERCENT OF                                POTENTIAL REALIZABLE
                                         NUMBER OF       TOTAL                                    VALUE AT ASSUMED
                                        SECURITIES    OPTIONS/SARS                             ANNUAL RATES OF STOCK
                                        UNDERLYING     GRANTED TO   EXERCISE OF                PRICE APPRECIATION FOR
                                        OPTION/SARS   EMPLOYEES IN   BASE PRICE   EXPIRATION       OPTIONS TERM
                NAME                    GRANTED (#)    FISCAL YEAR   ($ / SH)        DATE        5% ($)     10% ($)
                ----                    -----------    -----------   --------        ----        ------     -------
Elazar Rabbani, Ph.D., Chairman of        50,000        11.575%       $17.66      01/21/2015   $555,314   $1,407,275
     the Board of Directors and Chief
     Executive Officer
Shahram K. Rabbani, Chief Operating       50,000        11.575%       $17.66      01/21/2015   $527,643   $1,407,275
     Officer, Treasurer, Secretary and
     Director
Barry W. Weiner, President and Director   50,000        11.575%       $17.66      01/21/2015   $527,643   $1,407,275
Dean Engelhardt, Ph.D., Executive Vice    10,000         2.315%       $17.66      01/21/2015   $111,063     $281,455
     President
Norman Kelker, Ph.D., Senior Vice         10,000         2.315%       $17.66      01/21/2015   $111,063     $281,455
     President

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the fiscal year ended July 31, 2005 and the value of unexercised options held by them at fiscal year-end.

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS AT
                                                       OPTIONS/SARS OPTIONS AT         FISCAL YEAR-END ($) (1)
                                                         FISCAL YEAR-END (#)           -----------------------
                                                         -------------------
                              SHARES
                           ACQUIRED ON      VALUE
NAME                       EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                       ------------  ------------  -----------  -------------     -----------     -------------
Elazar Rabbani, Ph.D.            0            $0         535,221       55,125         $2,723,090         $249,998
Shahram K. Rabbani               0            $0         535,221       55,125         $2,723,090         $249,998
Barry W. Weiner                  0            $0         535,221       55,125         $2,723,090         $249,998
Dean Engelhardt, Ph.D.         7,036        $69,938       84,218        8,268         $  369,994         $ 37,500
Norman E. Kelker, Ph.D.        7,036        $69,938       52,852        5,512         $  220,900         $ 25,000

(1) Market value of the underlying securities at fiscal year end minus the exercise price paid in cash or stock.

         On June 3, 2005 the Board of Directors unanimously approved a resolution to immediately accelerate the effectiveness of all unvested stock options that were "out of the money" by $1.50 or more based on the closing price of the Company's Common Stock on the date of the resolution. As a result of the acceleration, options to purchase approximately 666,000 shares of the Company's common stock (which represented approximately 21% of the Company's outstanding stock options) became exercisable immediately. The total number of options subject to acceleration included options to purchase 575,000 shares held by executive officers and directors of the Company. This action was taken to avoid expense recognition in future financial statements upon adoption of SFAS 123(R).

EMPLOYMENT AGREEMENTS

         Each of Mr. Barry Weiner, Mr. Shahram Rabbani and Dr. Elazar Rabbani (the "Executives") are parties to an employment agreement effective May 4, 1994, as amended as of July 13, 2000 (the "Employment Agreement(s)"), with the Company. Pursuant to the terms of their respective Employment Agreements, Messrs. Weiner and Rabbani and Dr. Rabbani are currently compensated for the calendar year 2005 at a base annual salary of $410,500, $410,500 and $447,700, respectively. Each Executive will also receive an annual bonus, the amount of which shall be determined by the Board of Directors in its discretion. Each Employment Agreement provides that, in the event of termination of employment by the Executive for "good reason," or a termination of employment by the Company without "cause" or, additionally, a nonrenewal, as such terms are defined in the Employment Agreement, each Executive shall be entitled to receive: (a) a lump sum in an amount equal to three years of the Executive's base annual salary; (b) a lump sum in an amount equal to the annual bonus paid by the Company to the Executive for the last fiscal year of the Company ending prior to the date of termination multiplied by three; (c) insurance coverage for the Executive and his dependents, at the same level and at the same charges to the Executive as immediately prior to his termination, for a period of three (3) years following his termination from the Company; (d) all accrued obligations, as defined therein; and (e) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which the Executive participated at the time of termination, an amount equal to the amount the Executive would have earned if he had continued employment for three additional years. If the Executive is terminated by reason of his disability, he shall be entitled to receive, for three years after such termination, his base annual salary less any amounts received under a long term disability plan. If the Executive is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him under the terms of his Employment Agreement. The term of each of the Executive's Employment Agreement currently expires on May 4, 2006, which term automatically renews for successive two year periods if notice to the Company is not given by either party within 180 days of the end of such successive term.

COMPENSATION OF DIRECTORS

         As of November 1, 2005, the Lead Independent Director receives an annual director's fee of $50,000 and each other person who serves as a director and who is not otherwise an officer or an employee (such director being classified as an "Outside Director") of the Company, receives an annual director's fee of $20,000. For each meeting of the Board of Directors attended in person or by telephone, the Lead Independent Director and all other Outside Directors receive a fee of $2,000. Additionally, each Outside Director who serves on a committee of the Board of Directors receives a fee of $1,000 for each meeting of the committee attended in person or by telephone. In addition to the $1,000 per committee meeting fee, the Chairman of the Audit Committee receives an additional fee of $1,000 for each meeting of the Audit Committee attended in person or by telephone, the Lead Independent Director receives an additional fee of $500 for each meeting of any Board committee attended in person or by telephone, and the Chairman of the Compensation Committee and the Chairman of the Nominating/Governance Committee each receives an additional fee of $500 for each meeting of the committee attended in person or by telephone. The Lead Independent Director will receive 10,000 restricted stock units immediately following the Annual Meeting, provided such person is a director of the Company at such time. Each of the other Outside Directors will receive 5,000 restricted stock units immediately following the Annual Meeting, provided such person is a director of the Company at such time. Each of the restricted stock units referred to above shall be subject to a two-year vesting period; provided that at the time any non-employee director ceases to be a director of the Company, such non-employee director's restricted stock units shall become fully vested at such time. The Company reimburses directors for their travel and related expenses in connection with attending meetings of the Board of Directors and Board-related activities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee are Messrs. Gerson, Delucca and Lazar. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company's executive officers or other directors.

COMPENSATION COMMITTEE REPORT

         The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

         The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

         During the last fiscal year, the compensation of executive officers consisted principally of salary and bonus and the Company granted stock options to certain of its executive officers, additional grants of which may be made in the future. The cash portion of such program includes base salary and annual bonuses, which are awarded in the discretion of the Board of Directors. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance. The Company's equity-based compensation consists of the award of discretionary stock options, which are designed to provide additional incentives to executive officers to maximize shareholder value. Through the use of extended vesting periods, the option program is designed to encourage executive officers to remain in the employ of the Company. In addition, because the exercise prices of such options are typically set at or above the fair market value of the stock on the date the option is granted, executive officers can only benefit from such options if the trading price of the Company's shares of Common Stock increases, thus aligning their financial interests directly with those of the shareholders.

         In consideration for Dr. Elazar Rabbani's services as Chairman of the Board of Directors and Chief Executive Officer of the Company for the fiscal year ended July 31, 2005, the Company paid Dr. Rabbani an annual salary of $442,200 and a bonus of $283,250. Such compensation was determined pursuant to the Company's employment agreement with Dr. Rabbani and was based on the Board's view of Dr. Rabbani's successful performance as Chief Executive Officer. See "Employment Agreements."

                       Submitted by the members of the Compensation Committee


                       Irwin W. Gerson
                       John J. Delucca
                       Melvin F. Lazar


401(k) PLAN

         The Company has adopted a salary reduction profit sharing plan which is generally available to employees of the Company and any subsidiary of the Company. Officers and directors who are employees of the Company participate in the Plan on the same basis as other employees.

         The Plan permits voluntary contributions by employees in varying amounts up to 17% of annual earnings (not to exceed the maximum allowable in any calendar year which is $14,000 for 2005). Employee contributions are made by salary reduction under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and are excluded from taxable income of the employee. The Company may also contribute additional discretionary amounts as it may determine.

         All employees of the Company who are twenty-one (21) years or older and have been employed by the Company for a minimum of three (3) months are eligible to participate in the Plan. Employees, who have more than 500 hours of service per service year, but less than 1,000 hours per service year, are still considered members of the Plan, but contribution allocations and vesting will not increase during such time.

         A  participant's  account  is  distributed  to him upon  retirement  or termination of employment for any reason and in certain other limited situations. The amount of the Plan allocation attributable to the Company's discretionary contributions will vest in accordance with a schedule. For the fiscal year ended July 31, 2005, the Company has made contributions of 50% of the employees' contribution up to 10% of the employees' compensation in Common Stock of the Company.

1999 STOCK OPTION PLAN

         Under the Company's 1999 Stock Option Plan (the "1999 Plan"), the Company's Board of Directors may grant incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to selected key employees, directors, executive officers, consultants and advisors of the Company to purchase the Company's Common Stock. ISOs and NQSOs granted under the 1999 Plan generally vest no earlier than six (6) months after the date of grant and can be exercised no later than the tenth (10th) anniversary date of the date of grant. When the optionee, however, holds more than 10% of all combined voting stock of the Company, ISOs granted under the 1999 Plan cannot be exercised later than the fifth (5th) anniversary date of the date of grant. The exercise prices of options granted under the 1999 Plan are set by the Board of Directors of the Company, or designated committee. In any event, however, ISOs granted under the 1999 Plan may not be exercisable at a price lower than the fair market value of the Company's Common Stock on the date such options are granted, and, when the optionee holds more than 10% of all combined voting stock of the Company, the exercise prices of such options may not be less than 110% of the fair market value of the Common Stock of the Company on the date of grant. ISOs granted under the 1999 Plan to any optionee which become exercisable for the first time in any one calendar year for shares of Common Stock of the Company with an aggregate fair market value, as of the respective date or dates of grant, of more than $100,000 shall be treated as NQSOs. The awards under the 1999 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. During the fiscal year ended July 31, 2005, options to purchase up to 399,975 shares of the Company's Common Stock were awarded under the 1999 Plan. As of the

Record Date, of the 2,187,224 shares of the Company's Common Stock reserved for issuance upon the exercise of options authorized for grant under the 1999 Plan, 62,305 shares of the Company's Common Stock remain available for issuance upon the exercise of options authorized for grant under the 1999 Plan.

2005 EQUITY COMPENSATION INCENTIVE PLAN

         On October 5, 2004, our Board of Directors approved the adoption, subject to approval by our shareholders, of the Company's 2005 Equity Compensation Incentive Plan for the purpose of recruiting and retaining our officers, employees, directors, consultants and advisors pursuant to the terms of a program to be administered by our Compensation Committee. On January 20, 2005, at the 2005 Annual Meeting of Shareholders, our shareholders approved the 2005 Equity Compensation Incentive Plan. On October 31, 2005, the Company's Board of Directors amended the 2005 Equity Compensation Incentive Plan among other things to (a) permit restricted stock unit awards to be made, (b) add specific performance criteria that may be used to establish performance objectives, the achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code, and (c) eliminate automatic annual option grants to the Company's non-employee directors. Our Shareholders are being asked to ratify and approve such amendments in Proposal 2. Please see "Proposal 2 - Amendment and Restatement of the Company's 2005 Equity Incentive Compensation Plan" for a detailed description of the amended and restated plan.

         As of the Record Date, 32,000 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options granted under the 2005 Equity Compensation Incentive Plan. In addition, as of the Record Date, the Board of Directors has approved the award under the 2005 Plan of (a) 10,000 restricted stock units to the Lead Independent Director immediately following the Annual Meeting, (b) 5,000 restricted stock units to each of the other Outside Directors immediately following the Annual Meeting, and (c) 7,500 shares of restricted stock to each of two employees of the Company.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has in effect, with Darwin Professional Underwriters, Inc. and XL Specialty Insurance Company under a policy effective February 21, 2005, and expiring on February 22, 2006, insurance covering all of its directors and officers and certain other employees of the Company against certain liabilities and reimbursing the Company for obligations which it incurs as a result of its indemnification of such directors, officers and employees. Such insurance has been obtained in accordance with the provisions of Section 726 of the Business Corporation Law of the State of New York. The annual premium is $280,000.

         This report has been provided by the Board of Directors of the Company.

                           Elazar Rabbani, Ph.D.
                           Shahram K. Rabbani
                           Barry W. Weiner
                           Marcus A. Conant M.D.
                           John J. Delucca
                           Irwin C. Gerson
                           Melvin F. Lazar, CPA
                           John B. Sias

PERFORMANCE GRAPH

         The graph below compares the five-year cumulative shareholder total return based upon an initial $100 investment (assuming the reinvestment of dividends) for Enzo Biochem, Inc. shares of Common Stock with the comparable return for the New York Stock Exchange Market Value Index and two peer issuer indices selected on an industry basis. The two peer group indices include: (i) 60 biotechnology companies engaged in the research and development of diagnostic substances and (ii) 10 companies engaged in the medical laboratories business. All of the indices include only companies whose common stock has been registered under Section 12 of the Securities Exchange Act of 1934 for at least the time frame set forth in the graph.

         The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.


                               [GRAPHIC OMITTED]


              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                          2000      2001    2002     2003      2004     2005
                          ----      ----    ----     ----      ----     ----
 ENZO BIOCHEM, INC.      100.00    49.59    27.38    42.90    28.23     36.48
MEDICAL LABORATORIES     100.00   108.09    75.86    80.64    88.65    113.47
  NYSE MARKET INDEX      100.00    97.62    79.02    86.70    99.41    117.57
 BIOTECHNOLOGY PEETS     100.00    83.04    69.71    83.48    93.03    105.72

                                   PROPOSAL 2
             AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2005 EQUITY
                          COMPENSATION INCENTIVE PLAN

         On October 5, 2004, our Board of Directors adopted, subject to approval by our shareholders, the Company's 2005 Equity Compensation Incentive Plan (the "2005 Plan") for the purpose of recruiting and retaining our officers, employees, directors, consultants and advisors. On January 20, 2005, at the 2005 Annual Meeting of Shareholders, our shareholders approved the 2005 Plan.

         The Board of Directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the shareholders and to create long-term shareholder value. The Board of Directors believes that the 2005 Plan increases the Company's ability to achieve these objectives by allowing for stock option and other stock awards, which will help the Company recruit, reward, motivate and retain talented personnel. Changes in the equity compensation accounting rules also make it important for us to have greater flexibility under the 2005 Plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. Moreover, the Board of Directors believes that it is in the Company's best interests to enable the Compensation Committee to maintain discretion over the nature, timing and amount of awards to be granted to all eligible persons under the 2005 Plan, including non-employee directors. Accordingly, on October 31, 2005, the Company's Board of Directors amended the 2005 Plan among other things to (a) permit restricted stock unit awards to be made, (b) add specific performance criteria that may be used to establish performance objectives, the achievement of which will allow certain awards to vest or be issued, which in turn will enable the Company to claim income tax deductions with regard to the limitations under Section 162(m) of the Code (see "Summary of the Amended 2005 Plan--Stock Awards and Performance Based Compensation" and "Federal Income Tax Aspects of the Amended 2005 Plan--Section 162(m) of the Code" below), (c) eliminate automatic annual option grants to the Company's non-employee directors and (d) make certain other related changes to the 2005 Plan.

         Because the amendment to add specific performance criteria for Section 162(m) purposes requires shareholder ratification and approval, our shareholders are being asked to ratify and approve the amendment and restatement of the 2005 Plan (as amended and restated, the "Amended 2005 Plan") at the Annual Meeting. Ratification and approval of the Amended 2005 Plan requires the affirmative vote of a majority of the votes cast on the matter by holders of our outstanding shares of common stock at the Annual Meeting, provided a quorum is present. If shareholders ratify and approve the Amended 2005 Plan, it will replace the 2005 Plan. If shareholders do not ratify and approve the Amended 2005 Plan, only the amendments to the 2005 Plan to permit restricted stock unit awards to be made and to eliminate automatic annual option grants to the Company's non-employee directors will be effective. Our named executive officers and directors have an interest in this proposal.

         A general description of the principal terms of the Amended 2005 Plan and the purpose of the amendment and restatement of the 2005 Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2.

CHANGES BEING MADE TO THE 2005 PLAN

         The following is a summary of the changes being made to the 2005 Plan:

         o The 2005 Plan currently allows for the grant of stock options and awards of restricted stock. In addition to those awards, the Amended 2005 Plan would permit the award of restricted stock units and dividend equivalents. Awards of shares of restricted stock and restricted stock units are commonly known as "full value awards."

         o The 2005 Plan has also been amended to add specific performance criteria that the Compensation Committee may use to establish performance objectives, the achievement of which may be conditions for certain awards to vest or be issued, which in turn will enable the Company to claim income tax deductions for those awards without regard to the deduction limitations under Section 162(m) of the Code.

         o The 2005 Plan is also being amended to eliminate the automatic annual option grants to Outside Directors. The automatic annual grant provisions provided that on the date an Outside Director was first elected to serve on the Company's Board of Directors, such Outside Director would receive options to purchase 15,000 shares of the Company's Common Stock and would automatically receive options to purchase 12,500 shares of the Company's Common Stock immediately following the date of each annual meeting of the Company's shareholders. Under the terms of the Amended 2005 Plan, the Compensation Committee will determine, in its discretion, the timing and amount of awards to be granted to both management and non-management Directors of the Company.

         The Amended 2005 Plan does not differ from the 2005 Plan in any other material respect.

         The Company believes strongly that the ratification and approval of the Amended 2005 Plan is essential to the Company's continued success. The Company's employees are its most valuable assets. Stock options and other awards such as those provided under the Amended 2005 Plan are vital to the Company's ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company's goals. For the reasons stated above, the shareholders are being asked to ratify and approve the Amended 2005 Plan at the Annual Meeting.

SUMMARY OF THE AMENDED 2005 PLAN

         The following paragraphs provide a summary of the principal features of the Amended 2005 Plan and its operation. The following summary is qualified in its entirety by reference to the Amended 2005 Plan as set forth in Annex A attached to this proxy statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amended 2005 Plan.

         ADMINISTRATION

         Administration of the Amended 2005 Plan is carried out by the Compensation Committee of the Board of Directors. The Compensation Committee may delegate a portion of its authority under the Amended 2005 Plan to one or more of our officers. As used in this summary, the term "administrator" means the Compensation Committee or its delegate.

         ELIGIBILITY

         Our officers and employees and those of our subsidiaries are eligible to participate in the Amended 2005 Plan. Our directors and other persons that provide consulting or advisory services to us and our subsidiaries are also eligible to participate in the Amended 2005 Plan. The term subsidiary is used in this summary to refer to both corporate subsidiaries and other entities for which we directly or indirectly control at least 50% of the equity.

         MAXIMUM SHARES AND AWARD LIMITS

         Under the Amended 2005 Plan, the maximum number of shares of common stock that may be subject to stock options, restricted stock awards and restricted stock unit awards is 1,000,000. No one participant may receive awards representing more than 200,000 shares of common stock in any one calendar year. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our shareholders as the administrator determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If an option terminates, expires or becomes unexercisable, or shares of common stock subject to a restricted stock award or restricted stock unit award are forfeited, the shares subject to such option, restricted stock award or restricted stock unit award are available under the first sentence of this paragraph for future awards under the Amended 2005 Plan. In addition, shares which are issued under any type of award under the Amended 2005 Plan and which are repurchased or reacquired by us at the original purchase price for such shares are also available under the first sentence of this paragraph for future awards under the Amended 2005 Plan.

         STOCK OPTIONS

         The Amended 2005 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries which are treated as corporations for federal income tax purposes. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

         The administrator will select the participants who are granted options and, consistent with the terms of the Amended 2005 Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price cannot be less than the common stock's fair market value on the date the option is granted, and in the event a participant is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the common stock's fair market value on the date the option is granted. The Amended 2005 Plan prohibits repricing of an outstanding option, and therefore, the administrator may not, without the consent of the shareholders, lower the exercise price of an outstanding option. This limitation does not, however, prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events. The option price may be paid in cash, by surrendering shares of common stock, or a combination of cash and shares of common stock, the withholding of shares, or by using a "cashless exercise" feature. Such methods of paying the exercise price shall be determined by the administrator in its sole discretion. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the maximum period for an incentive stock option granted to such participant cannot exceed five years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of non-qualified stock options through a gift or domestic relations order to the participant's family members.

         Unless provided otherwise in a participant's stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable upon the earlier of three months following the participant's termination of service with us or the expiration date under the terms of the participant's stock option agreement. The right to exercise an option will expire immediately upon termination if the termination is for "cause" or a voluntary termination any time after an event that would be grounds for termination for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant's termination of service or the expiration date under the terms of the participant's stock option agreement.

         STOCK AWARDS AND PERFORMANCE BASED COMPENSATION

         The administrator also will select the participants who are granted restricted stock awards and/or restricted stock unit awards and, consistent with the terms of the Amended 2005 Plan, will establish the terms of each restricted stock award and restricted stock unit award. Awards of restricted stock are rights to acquire or purchase shares of the Company's Common Stock. A restricted stock award may be subject to payment by the participant of a purchase price for shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator. Those requirements may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. Awards of restricted stock units are dollar value equivalents of shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion. Those requirements may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved. Upon satisfying the applicable vesting criteria, a participant is entitled to the payout in accordance with, and at the times specified in, the award agreement. The administrator may pay earned restricted stock units in cash, shares or a combination of both.

         As determined by the administrator, the performance objectives may be based on the individual performance of the participant, our performance or the performance of our subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility. In the case of a performance objective for an award intended to qualify as "performance based compensation" under Section 162(m) of the Code, one or more of the following business criteria for the Company, on a consolidated basis, and/or a Subsidiary, or for business or geographical units of the Company and/or a Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the administrator in establishing performance objectives for such awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the administrator including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The administrator shall exclude the impact of an event or occurrence which the administrator determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or
(iii) a change in accounting standards required by generally accepted accounting principles. Transfer of the shares of common stock subject to a stock award normally will be restricted prior to vesting.

         AMENDMENT AND TERMINATION

         No awards may be granted under the Amended 2005 Plan after the tenth anniversary of the adoption of the Amended 2005 Plan. The Board of Directors may amend or terminate the Amended 2005 Plan at any time, but an amendment will not become effective without the approval of our shareholders if it increases the aggregate number of shares of common stock that may be issued under the Amended 2005 Plan, changes the class of employees eligible to receive incentive stock options or shareholder approval is required by any applicable law, regulation or rule, including any rule of the NYSE. No amendment or termination of the Amended 2005 Plan will affect a participant's rights under outstanding awards without the participant's consent.

AWARDS GRANTED TO EMPLOYEES, CONSULTANTS AND DIRECTORS

         No awards have been granted under the 2005 Plan during the fiscal year ended July 31, 2005. As of the date of this proxy statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options or full value awards subject to shareholder approval of the proposed Amended 2005 Plan. All future awards to be received by the Company's directors, executive officers and employees pursuant to the Amended 2005 Plan will be in the discretion of the administrator and, therefore, are not determinable at this time; however, to date, the Board of Directors has approved the award under the 2005 Plan of (a) 10,000 restricted stock units to the Lead Independent Director immediately following the Annual Meeting, (b) 5,000 restricted stock units to each of the other Outside Directors immediately following the Annual Meeting, (c) 7,500 shares of restricted stock to each of two employees of the Company, and (d) options to purchase an aggregate amount of 32,000 shares of the Company's Common Stock to employees and consultants of the Company. The following table sets forth (a) the aggregate number of shares of restricted stock or restricted stock units granted under the 2005 Plan as of the record date for the Annual Meeting and (b) the dollar value thereof.

----------------------------------------------------------------------------------------------------------------
                                       NUMBER OF OPTIONS ("OS"), SHARES OF        DOLLAR VALUE OF OPTIONS,
NAME OF INDIVIDUAL OR GROUP                  RESTRICTED STOCK ("RS")                  RESTRICTED STOCK
                                        OR RESTRICTED STOCK UNITS ("RSUS")       OR RESTRICTED STOCK UNITS
----------------------------------------------------------------------------------------------------------------
Elazar Rabbani, Ph.D.                                   0                                    $0
----------------------------------------------------------------------------------------------------------------

Shahram Rabbani                                         0                                    $0
----------------------------------------------------------------------------------------------------------------

Barry W. Weiner                                         0                                    $0
----------------------------------------------------------------------------------------------------------------

Dean Engelhardt, Ph.D.                                  0                                    $0
----------------------------------------------------------------------------------------------------------------

Norman E. Kelker, Ph.D.                                 0                                    $0
----------------------------------------------------------------------------------------------------------------

All executive officers, as a group                      0                                    $0
----------------------------------------------------------------------------------------------------------------

All directors who are not                         30,000 (RSUs)                            $* (RSUs)
executive officers, as a group
----------------------------------------------------------------------------------------------------------------

All employees who are not                           22,000 (Os)                          $265,540 (Os)
executive officers, as a group                      15,000 (RS)                          $196,950 (RS)
----------------------------------------------------------------------------------------------------------------

* These RSUs will be issued subsequent to the January 19, 2006 Annual Meeting and therefore have no value as of the date hereof. Upon issuance such RSUs will be valued at the closing price on January 19, 2006 multiplied by the number of RSUs granted.

FEDERAL INCOME TAX ASPECTS OF THE AMENDED 2005 PLAN

         The following is a brief summary of the federal income tax aspects of awards that may be made under the Amended 2005 Plan based on U.S. federal income tax laws in effect on the date of this proxy statement. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. The tax consequences of awards under the Amended 2005 Plan depend upon the type of award and if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code. In addition, administrative and judicial interpretations of the application of the U.S. federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any awards.

         The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

         NONQUALIFIED STOCK OPTIONS

         The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income (and subject to withholding and employment taxes when the option is exercised). Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will take a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

         STOCK AWARDS

         The payment of stock awards under the Amended 2005 Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives restricted shares which are not substantially vested, may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant. Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction for the amount of the compensation income.

         SECTION 162(m) OF THE CODE

         Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain officers of the Company unless such excess is "performance-based compensation" (as defined in the Code) or is otherwise exempt from Section 162(m). Awards granted under the Amended 2005 Plan are designed to be able to qualify as performance-based compensation. As described above with respect to restricted stock awards or restricted stock unit awards, the administrator may condition such awards on attainment of one or more performance goals that are intended to qualify such awards as performance-based compensation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 RELATING TO THE RATIFICATION AND APPROVAL OF THE AMENDED 2005 PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                   PROPOSAL 3
            APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors has appointed Ernst & Young LLP, as its independent registered public accounting firm, to audit the accounts of the Company for the fiscal year ending July 31, 2005. The Board of Directors approved the reappointment of Ernst & Young LLP (which has been engaged as the Company's independent registered public accounting firm since 1983). Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company or any of its affiliates other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

         The following table sets forth the aggregate fees billed by Ernst & Young LLP for the years ended July 31, 2005 and 2004 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

                ---------------------------------------------------------------
                                                     2005               2004
                ---------------------------------------------------------------
                AUDIT FEES                         $667,500           $215,000
                ---------------------------------------------------------------
                AUDIT-RELATED FEES                        0             16,000
                ---------------------------------------------------------------
                TAX FEES                                  0              8,000
                ---------------------------------------------------------------
                ALL OTHER FEES                            0                  0
                ---------------------------------------------------------------

                ---------------------------------------------------------------
                TOTAL FEES                         $667,500           $239,000
                                                   --------           --------
                ---------------------------------------------------------------

         AUDIT FEES - Consists of professional services rendered in connection with the annual audit of the Company's consolidated financial statements on Form 10-K and quarterly reviews of the Company's interim financial statements on Form 10-Q. Audit fees also include fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by the Company's independent auditors. Such services include the issuance of comfort letters and consents related to the Company's registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

         AUDIT RELATED FEES - Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations. The 2005 and 2004 fees were incurred in connection with consultations regarding the Company's implementation of The Sarbanes-Oxley Act of 2002.

         TAX FEES - Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

         ALL OTHER FEES - There were no professional services rendered by Ernst & Young LLP that would be classified as other fees during the years ended July 31, 2005 and 2004.

         Pre-Approval Policies and Procedures - The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

         In making its recommendations to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending July 31, 2005, the Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3 RELATING TO THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, the Company's transfer agent, has been engaged to solicit proxies on behalf of the Company for a fee, excluding expenses, of approximately $5,000. Proxies may be solicited by mail, personal interview, telephone and telegraph.

         ENZO WEBSITE

         In addition to the information about the Company and its subsidiaries contained in this proxy statement, extensive information about the Company can be found on our website located at www.enzo.com, including information about our management team, products and services and our corporate governance practices.

         The corporate governance information on our website includes the Company's Corporate Governance Guidelines, the Code of Conduct and the charters of each of the committees of the Board of Directors. These documents can be accessed at www.enzo.com. Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board committees can be obtained, free of charge, by writing to the Company at: Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735, Attn: Corporate Secretary.

         This information about Enzo's website and its content, together with other references to the website made in this proxy statement, is for information only and the content of the Company's website is not deemed to be incorporated by reference in this proxy statement or otherwise filed with the Securities and Exchange Commission.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED JULY 31, 2005 (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. ALL SUCH REQUESTS SHOULD BE DIRECTED TO SHAHRAM K. RABBANI, SECRETARY, ENZO BIOCHEM, INC., 60 EXECUTIVE BOULEVARD, FARMINGDALE, NEW YORK 11735.


                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

         Shareholder Proposals. Proposals of shareholders intended to be presented at the Company's 2006 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than July 31, 2006 (120 days preceding the one year anniversary of the Mailing Date), (ii) may not exceed 500 words and
(iii) must otherwise satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement and form of proxy for that meeting.

         Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2006 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company of such intentions before October 12, 2006 (45 days preceding the one year anniversary of the Mailing
Date). After such date, the Company's proxy in connection with the 2006 Annual Shareholder Meeting may confer discretionary authority on the Board to vote.

                                             By Order of the Board of Directors


                                             Shahram K. Rabbani, SECRETARY


DATED: NOVEMBER 28, 2005

                                                                         ANNEX A


                               ENZO BIOCHEM, INC.
                     2005 EQUITY COMPENSATION INCENTIVE PLAN

  as Amended and Restated by the Board of Directors, effective October 31, 2005

1.       PURPOSE

         The Enzo Biochem, Inc. 2005 Equity Compensation Incentive Plan is intended to promote the best interests of Enzo Biochem, Inc. (the "Company") and its shareholders by (i) assisting the Company and its Subsidiaries in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the businesses of the Company and its Subsidiaries by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its Subsidiaries and shareholders.

2.       DEFINITIONS

         As used in the Plan the following definitions shall apply:

         "AWARD" means any Option, Restricted Stock Award or Restricted Stock Unit Award granted hereunder.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Company or its Subsidiaries or where there is such an agreement but it does not define "cause" (or words of like import), conduct related to the Participant's service to the Company or a Subsidiary for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Company's or its Subsidiaries policies, disclosing or misusing any confidential information or material concerning the Company or any Subsidiary or material breach of any employment, consulting agreement, non-competition, non-solicitation or confidentiality agreement or similar agreement, or in the case where the Participant has an employment agreement, consulting agreement or similar agreement that defines a termination for "cause" (or words of like import), "cause" as defined in such agreement; provided, however, that with regard to any agreement that defines "cause" on occurrence of or in connection with change of control, such definition of "cause" shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

         "CODE" means the Internal Revenue Code of 1986, and any amendments thereto.

         "COMMITTEE" means the Compensation Committee of the Board acting as administrator of the Plan pursuant to Section 3 hereof. The Committee shall consist solely of three (3) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the New York Stock Exchange, "independent" within the meaning of such rules; and (iii) at such times as an Award under the Plan by the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of "outside directors" is required to receive such relief) "outside directors" within the meaning of Section 162(m) of the Code.

         "COMMON STOCK" means the common stock, $0.01 par value, of the Company.

         "COMPANY" means Enzo Biochem, Inc., a New York corporation.

         "CONSULTANT" means any person, other than an employee, performing consulting or advisory services for the Company or any Subsidiary.

         "CONTINUOUS SERVICE" means that the Participant's service with the Company or a Subsidiary, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant's Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, Consultant or Director or a change in the entity for which the Participant renders such service. The Participant's Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be a Subsidiary of the Company. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

         "CORPORATION LAW" means the general corporation law of the jurisdiction of incorporation of the Company.

         "COVERED EMPLOYEE" means an Eligible Person who is a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

         "DIRECTOR" means a member of the Board.

         "DISABILITY" means that a Participant covered by a Company or Subsidiary-funded long term disability insurance program has incurred a total disability under such insurance program and a Participant not covered by such an insurance program has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code or any successor statute thereto.

         "DIVIDEND EQUIVALENT" means a right, granted to a Participant to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Common Stock, or other periodic payments.

         "ELIGIBLE PERSON" means an employee, officer, Director or Consultant to the Company or a Subsidiary (including an entity that becomes a Subsidiary after the adoption of the Plan).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

                  (i) If the Common Stock is traded on the New York Stock Exchange or is listed on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

                  (iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

         "INCENTIVE STOCK OPTION" means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

         "NONQUALIFIED STOCK OPTION" means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

         "OPTION" means any option to purchase shares of Common Stock granted under the Plan.

         "PARTICIPANT" means an Eligible Person who is selected by the Committee to receive an Option, Restricted Stock Award or Restricted Stock Unit Award and is party to any Stock Option Agreement, Restricted Stock Award

Agreement or Restricted Stock Unit Award Agreement required by the terms of such Option, Restricted Stock Award or Restricted Stock Unit Award.

         "PERFORMANCE PERIOD" means that period, if any, established by the Committee at the time any Award that the Committee determines is to be subject to the provisions of Section 9 hereof is granted during which any Performance Objective as specified by the Committee with respect to such Award are to be measured.

         "PLAN" means this Enzo Biochem, Inc. 2005 Equity Compensation Incentive Plan.

         "RESTRICTED STOCK AWARD" means an award of Common Stock under Section
7.

         "RESTRICTED STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant setting forth the specific terms and conditions of a Restricted Stock Award granted to the Participant under Section 7. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

         "RESTRICTED STOCK UNIT AWARD" means a right to receive Common Stock, including Restricted Stock Awards, cash or a combination thereof, at the end of a specified restricted period.

         "RESTRICTED STOCK UNIT AWARD AGREEMENT" means a written agreement between the Company and a Participant setting the specific terms and conditions of a Restricted Stock Unit Award granted to the Participant under Section 8. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

         "SECURITIES ACT" means the Securities Act of 1933 as amended.

         "STOCK OPTION AGREEMENT" means a written agreement between the Company and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "TEN PERCENT OWNER" means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, trust or other entity shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

3.       ADMINISTRATION

         A. ADMINISTRATION. The Committee shall serve as the administrator of the Plan. If permitted by the Corporation Law, and not prohibited by the charter or the bylaws of the Company, the Committee may delegate a portion of its authority to administer the Plan to an officer or officers of Company designated by the Committee.

         B. POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, and subject at all times to the terms and conditions of the delegation of authority from the Board, the Committee shall have the authority to implement, interpret and administer the Plan. Such authority shall include, without limitation, the authority:

                  (i) To construe and interpret all provisions of the Plan and all Stock Option Agreements, Restricted Stock Award Agreements and Restricted Stock Unit Award Agreements under the Plan.

                  (ii)     To determine the Fair Market Value of Common Stock.

                  (iii) To select the Eligible Persons to whom Awards are granted from time-to-time hereunder.

                  (iv) To determine the number of shares of Common Stock covered by an Option, Restricted Stock Award or Restricted Stock Unit Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit Award, the time or times when Options, Restricted Stock Awards or Restricted Stock Unit Awards may be exercised or Common Stock issued, the right of the Company to repurchase Common Stock issued pursuant to the exercise of an Option, or pursuant to a Restricted Stock Award or Restricted Stock Unit Award, and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Restricted Stock Awards, Restricted Stock Unit Awards or Common Stock issued pursuant to Awards. Such terms may include conditions as shall be determined by the Committee and need not be uniform with respect to Participants.

                  (v) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option, Restricted Stock Award or Restricted Stock Unit Award; and to determine the time at which a Restricted Stock Award, Restricted Stock Unit Award or Common Stock issued under the Plan may become transferable or nonforfeitable.

                  (vi) To prescribe the forms of Stock Option Agreements, Restricted Stock Award Agreements and Restricted Stock Unit Award Agreements; to adopt policies and procedures for the exercise of Options, Restricted Stock Awards and Restricted Stock Unit Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

                  Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

4.       ELIGIBILITY

         A. ELIGIBILITY FOR AWARDS. Incentive Stock Options may be granted only to employees of the Company or Subsidiary. Other Awards may be granted to any Eligible Person selected by the Committee.

         B. SUBSTITUTION AWARDS. The Committee may make Restricted Stock Awards, Restricted Stock Unit Awards and may grant Options under the Plan by assumption, substitution or replacement of stock awards or stock options, granted by another entity (including a Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Subsidiary) and such other entity (and/or its Subsidiary). Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Restricted Stock Awards, Restricted Stock Unit Awards or Options shall be as the Committee, in its discretion, determines is appropriate.

5.       COMMON STOCK SUBJECT TO PLAN

         A. SHARE RESERVE AND LIMITATIONS ON GRANTS. Subject to adjustment as provided in Section 10, the maximum aggregate number of shares of Common Stock that may be (i) issued under the Plan pursuant to the exercise of Options,
(ii) issued pursuant to Restricted Stock Awards and (iii) issued pursuant to Restricted Stock Unit Awards is 1,000,000 shares of Common Stock. No Participant may receive Awards representing more than 200,000 shares in any one calendar year. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under the Plan and the number of shares subject to outstanding Awards as of such date.

         B. REVERSION OF SHARES. If an Option, Restricted Stock Award or Restricted Stock Unit Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Common Stock issued pursuant to a Restricted Stock Award or Restricted Stock Unit Award which are repurchased or reacquired by the Company at the original purchase price of such shares (including, in the case of shares forfeited back to the Company, no purchase price), shall be returned to the share reserve for future grant under the Plan. For avoidance of doubt, this
Section 5.B shall not apply to any per Participant limit set forth in Section
5.A.

         C. SOURCE OF SHARES. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Company.

         D. BOOK-ENTRY. Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

6.       OPTIONS

         A. AWARD. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

         B. EXERCISE PRICE. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

                  (i) The exercise price per share for Common Stock subject to a Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

                  (ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:

                           (1)      granted to a Participant who is deemed to be
a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

                           (2)      granted to any other Participant, shall not
be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

         C. MAXIMUM OPTION PERIOD. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

         D. MAXIMUM VALUE OF OPTIONS WHICH ARE INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Company or any of its Subsidiaries or parent) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this Section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This Section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

         E. NONTRANSFERABILITY. Options granted under the Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant's family members to the extent in compliance with applicable securities registration rules. The holder of a Nonqualified Stock Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided that unless the Committee approves a subsequent transfer, such Option shall be nontransferable by the initial transferee of such Option except by will or by the laws of descent and distribution. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         F. VESTING AND TERMINATION OF CONTINUOUS SERVICE. Except as provided in a Stock Option Agreement, the following rules shall apply:

                  (i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant's termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

                  (ii) If the Participant's termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (a) one (1) year after the date of the Participant's termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant or, in the event of the Participant's death (including death after termination of Continuous Service but before the right to exercise the Option expires) Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

                  (iii) If the Participant's termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (a) three (3) months after the date of the Participant's termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant's termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (x) one (1) year after the date of the Participant's termination of Continuous Service or (y) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to
Section 6.E.

                  (iv) If the Participant's termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant's Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant's termination of Continuous Service.

         G. EXERCISE. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Company of the Option which states (i) the Option holder's intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Company and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of the Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

         H.       PAYMENT.

                  (i) Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. The Committee, in its discretion, may permit payment of all or part of the exercise price of an Option to be made
(a) by surrendering shares of Common Stock to the Company, (b) by the withholding of shares of Common Stock upon exercise of the Option, (c) if the Common Stock is traded on an established securities market, payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer; or (d) in such other consideration as the Committee deems appropriate, or by any combination of the foregoing.

                  (ii) If Common Stock is used (or withheld) to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised.

                  (iii) On or after the date any Option [other than an Incentive Stock Option] is granted, the Committee may determine that payment of the exercise price may also be made in whole or part in the form of a Restricted Stock Award or other Common Stock that is subject to a risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever the exercise price is paid in whole or in part in accordance with this Section 6.H, the Stock received by the Participant upon such exercise shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the Participant as applied to the forfeitable or restricted shares surrendered by the Participant.

         I. NO REPRICING OF OPTIONS. The Committee may not without the approval of the shareholders of the Company lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and reissuance of a replacement or substitute Option; provided that shareholder approval shall not be required for adjustments made in connection with a capitalization event described in Section 10.B. in order to prevent enlargement, dilution or diminishment of rights.

         J. SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Company.

         K. DISPOSITION. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

7.       RESTRICTED STOCK AWARDS

         Each Restricted Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions:

         A. PURCHASE PRICE. The Committee may establish a purchase price for Common Stock subject to a Restricted Stock Award.

         B. CONSIDERATION. The purchase price, if any, of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (a) in cash at the time of purchase, or (b) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

         C. VESTING. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. Any grant or the vesting thereon may be further conditioned upon the attainment of Performance Objectives established by the Committee, as defined in
Section 9 herein.

                  (i) PARTICIPANT'S TERMINATION OF SERVICE OR FAILURE OF VESTING. In the event of termination of a Participant's Continuous Service before vesting or other failure of the Common Stock to vest, then, unless otherwise provided in the Restricted Stock Award Agreement, the Participant shall forfeit shares of Common Stock held by the Participant under the terms of a Restricted Stock Award which have not vested and for which no purchase price was paid by the Participant and the Company may repurchase or otherwise reacquire (including by way of forfeiture by the Participant) any or all of the shares of Common Stock held by the Participant which have not vested under the terms of the Restricted Stock Award Agreement for such Restricted Stock Award and for which a purchase price was paid by the Participant at the purchase price paid by the Participant.

                  (ii) TRANSFERABILITY. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

                  (iii) ADDITIONAL RIGHTS. Any grant may require that any or all dividends or other distributions paid on the shares acquired under a Restricted Stock Award during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee shall determine. Unless provided otherwise in the Restricted Stock Award Agreement, Participants holding shares of Common Stock subject to restrictions under a Restricted Stock Award Agreement may exercise full voting rights with respect to the shares.

         D. FORFEITURE. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Restricted Stock Award Agreement), the Participant's Restricted Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Award.

8.       RESTRICTED STOCK UNIT AWARDS.

         Each Restricted Stock Unit Award Agreement for a Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Restricted Stock Unit Award Agreements for Restricted Stock Unit Awards may change from time to time, and the terms and conditions of separate Restricted Stock Unit Awards need not be identical, but each Restricted Stock Unit Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions:

         A. AWARD AND RESTRICTIONS. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the restricted period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of Performance Objectives as defined in Section 9 herein and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Common Stock, cash equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Restricted Stock Unit Award, a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Common Stock ownership.

         B. FORFEITURE. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Restricted Stock Unit Award Agreement), the Participant's Restricted Stock Unit Awards that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Restricted Stock Unit Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

         C. DIVIDEND EQUIVALENTS. The Committee, in its discretion, may grant Dividend Equivalents in conjunction with grants of Restricted Stock Unit Awards. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Awards shall be either (A) paid with respect to such Restricted Stock Unit Awards at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Awards and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Unit Awards, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

         D. TRANSFERABILITY. Rights to acquire shares of Common Stock under a Restricted Stock Unit Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit Award Agreement for such Restricted Stock Unit Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Unit Award remains subject to the terms of the Restricted Stock Award Unit Agreement.

9.       CODE SECTION 162(m) PROVISIONS.

         A. COVERED EMPLOYEES. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 9 shall be applicable to such Award.

         B. PERFORMANCE OBJECTIVES. If an Award is subject to this Section 9, then the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more performance objectives. Performance Objectives shall meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or a Subsidiary, or for business or geographical units of the Company and/or a Subsidiary (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance objectives for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs;
(11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

         C. PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of Performance Objectives in respect of any applicable Award shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance Objectives shall be established not later than 90 days after the beginning of any Performance Period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

         D. ADJUSTMENTS. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 9, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 9. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

         E. COMMITTEE CERTIFICATION. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

10.      CHANGES IN CAPITAL STRUCTURE

         A. NO LIMITATIONS OF RIGHTS. The existence of outstanding Options, Restricted Stock Awards, or Restricted Stock Unit Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         B. CHANGES IN CAPITALIZATION. If the Company shall effect (i) any stock dividend, stock split, subdivision or consolidation of shares, recapitalization or other capital readjustment, (ii) any merger consolidation, separation of the Company (including a spin-off or split-up), reorganization, partial or complete liquidation or other distribution of assets (other than ordinary dividends or distributions) without receiving consideration therefore in money, services or property, or (iii) any other corporate transaction having a similar effect, then (iv) the number, class, and per share price or base amount of shares of Common Stock subject to outstanding Options, Restricted Stock Awards and Restricted Stock Unit Awards shall be equitably adjusted by the Committee as it in good faith determines is required in order to prevent enlargement, dilution, or diminishment of rights, (v) the number and class of shares of Common Stock then reserved for issuance under the Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be adjusted as the Committee deems appropriate to reflect such transaction, and (vi) the Committee shall make such modifications to the Performance Objectives for each outstanding applicable Award as the Committee determines are appropriate in accordance with Section 9. The conversion of convertible securities of the Company shall not be treated as effected "without receiving consideration." The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

         C. MERGER, CONSOLIDATION OR ASSET SALE. If the Company (i) is dissolved, liquidated, merged or consolidated with another entity, (ii) sells or otherwise disposes of substantially all of its assets to another entity or (iii) engages in any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are shareholders or Subsidiaries immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company, while Options, Restricted Stock Awards or Restricted Stock Unit Awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options, Restricted Stock Awards or Restricted Stock Unit Awards with new options, stock awards or stock unit awards covering the stock of the successor entity, or parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options, Restricted Stock Awards and Restricted Stock Unit Awards which have not been continued, assumed or for which a substituted award has not been granted shall become exercisable immediately prior to and terminate immediately as of the effective date of any such merger, consolidation, sale, or other applicable transaction. In the alternative, the Board may elect, in its sole discretion, to cancel any outstanding Options, Restricted Stock Awards and Restricted Stock Unit Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock Awards and Restricted Stock Unit Awards, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the exercise price applicable to such Option.

         D. LIMITATION ON ADJUSTMENT. Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options, Restricted Stock Awards or Restricted Stock Unit Awards.

11.      WITHHOLDING OF TAXES

         The Company or a Subsidiary shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Company or Subsidiary in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option, Restricted Stock Award or Restricted Stock Unit Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Company shares of Common Stock received pursuant to an Option, Restricted Stock Award or Restricted Stock Unit Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Company previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Company or its Subsidiary in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary with respect to the Option, Restricted Stock Award or Restricted Stock Unit Award.

12.      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         A. GENERAL REQUIREMENTS. No Option, Restricted Stock Award or Restricted Stock Unit Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Restricted Stock Award or Restricted Stock Unit Award is granted or for which an Option, Restricted Stock Award or Restricted Stock Unit Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option, Restricted Stock Award or Restricted Stock Unit Award shall be exercisable, no Restricted Stock Award or Restricted Stock Unit Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

         B. PARTICIPANT REPRESENTATIONS. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person's own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

13.      GENERAL PROVISIONS

         A. EFFECT ON EMPLOYMENT AND SERVICE. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary, (ii) in any way affect any right and power of the Company or a Subsidiary to change an individual's duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor, or (iii) except to the extent the Committee grants an Option, Restricted Stock Award or Restricted Stock Unit Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

         B. USE OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

         C. UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         D. FURTHER RESTRICTIONS ON TRANSFER. Any Award made under the Plan may expressly provide that all or any part of the shares of Common Stock that are: (i) to be issued or transferred by the Company upon the exercise of an Option, (ii) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, or (iii) subject to a restricted period referred to in Section 8 of the Plan, shall be subject to further restrictions on transfer.

         E. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

         F. RULES OF CONSTRUCTION. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, and shall not be used in interpreting, construing or enforcing any provision hereof. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.

         G. CODE SECTION 409A. If and to the extent that the Committee believes that any Awards may constitute a "nonqualified deferred compensation plan" under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.

         H. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders of the Company.

         I. CHOICE OF LAW. The Plan and all Stock Option Agreements, Restricted Stock Award Agreements and Restricted Stock Unit Award Agreements entered into under the Plan (except to the extent that any such Stock Option Agreement, Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement otherwise provides) shall be governed by and interpreted under the laws of the jurisdiction of incorporation of the Company excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.

14.      AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or (iii) if shareholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of the New York Stock Exchange, or any national securities exchange on which the Common Stock is publicly traded, each such amendment shall be subject to the approval of the shareholders of the Company. Except as specifically permitted by a provision of the Plan (other than Section 3.B.), the Stock Option Agreement, Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement or as required to comply with applicable law, regulation or rule, no amendment to the Plan or a Stock Option Agreement, Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement shall, without a Participant's consent, adversely affect any rights of such Participant under any Option, Restricted Stock Award or Restricted Stock Unit Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

15.      EFFECTIVE DATE AND DURATION OF PLAN

         A. The Plan became effective upon adoption by the Board, subject to approval within twelve (12) months by the shareholders holding of a majority of the shares of entitled to vote thereon. Unless and until the plan has been approved the shareholders of the Company, no Option, Restricted Stock Award or Restricted Stock Unit Award may be exercised, and no shares of Common Stock may be issued under the Plan. In the event that the shareholders of the Company shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option, Restricted Stock Award or Restricted Stock Unit Award shall terminate.

         B. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or
(ii) the date the Plan is approved by the shareholders, except that Options, Restricted Stock Awards and Restricted Stock Unit Awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options, Restricted Stock Awards and Restricted Stock Unit Awards terminate or are exercised.

                                      PROXY

                               ENZO BIOCHEM, INC.
               60 EXECUTIVE BOULEVARD, FARMINGDALE, NEW YORK 11735

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Melvin F. Lazar and Shahram K. Rabbani as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Enzo Biochem, Inc. held of record by the undersigned on November 23, 2005, at the Annual Meeting of Shareholders to be held on January 19, 2006 or any adjournment thereof.

PROPOSAL 1.  Election  of Elazar  Rabbani,  Ph.D.,  John B.  Sias and  Marcus A.
             Conant, M.D. as Class III Directors.

             |_| FOR all nominees                      |_| WITHHOLDING AUTHORITY
                 (except as marked to the                  as to all nominees
                 contrary below)

             (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

             Withheld for: _____________________________________________

PROPOSAL 2. To ratify and approve the amendment and restatement of the Company's
            2005 Equity Compensation Incentive Plan among other things to (a) permit restricted stock unit awards to be made under the plan,
            (b) add specific performance criteria that may be used to establish performance objectives for awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (c) eliminate automatic annual option grants to the Company's non-employee directors.

            |_| FOR                    |_| AGAINST                   |_| ABSTAIN

PROPOSAL 3. To ratify  the  appointment  of Ernst & Young  LLP as the  Company's independent registered public accounting firm for the Company's fiscal year ending July 31, 2006.

            |_| FOR                    |_| AGAINST                   |_| ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES OF COMMON STOCK ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


                    Dated:___________________________ , 2005 / 2006 (circle one)



                    Signature:______________________________


                    Signature  if held  jointly:  ______________________________
                    (When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)